Exhibit 99.1
CONSENT OF INTANGIBLE BUSINESS LIMITED

As independent valuation experts, we hereby consent to the inclusion in the foregoing Form S-1/A Registration Statement of our report, dated August 24, 2007.

Intangible Business Limited

London

February 28, 2008